Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is executed and entered into as of September _19__, 2019 and effective as of the Effective Date, by and among BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (“Parent”), R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company (“Drake”, and together with Parent, collectively the “Borrowers”), BLONDER TONGUE FAR EAST, LLC, a Delaware limited liability (“Far East”, and together with the Borrowers, collectively the “Credit Parties” and each a “Credit Party”), the Lenders party hereto, and STERLING NATIONAL BANK, a national banking association, as administrative and collateral agent (in such capacity, and including its successors and permitted assigns, the “Administrative Agent”) for the Lender Parties.

W I T N E S S E T H:

WHEREAS, the Credit Parties, the Lenders and Administrative Agent entered into that certain Loan and Security Agreement dated as of December 28, 2016 (the “Original Loan Agreement”, and as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed; and

WHEREAS, the Credit Parties have requested, and the Administrative Agent and Lenders have agreed, to amend certain provisions of the Original Loan Agreement, in accordance with the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, in consideration of the loans which may hereafter be made by the Lenders to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Article I
DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Loan Agreement shall have the same meanings whenever used in this Amendment.

Article II
AMENDMENTS TO ORIGINAL LOAN AGREEMENT

Section 2.1. Bill-and-Hold Definitions. The following defined terms are hereby added to Section 1.1 of the Original Loan Agreement in the proper alphabetical order:

“Bill-and-Hold Letter” means that certain bill and hold letter dated August 22, 2019, executed by World Cinema, Inc. in favor of Parent and the Administrative Agent, and any other bill-and-hold letter in form and substance satisfactory to Administrative Agent in its Permitted Discretion, executed by the applicable Account Debtor for the benefit of Administrative Agent and Borrower.

“Permitted World Cinema Bill-and-Hold Account” means an Account owing by World Cinema, Inc. that represents a sale on a bill-and-hold basis, with respect to which World Cinema, Inc. has executed a Bill-and-Hold Letter.

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Section 2.2. Bill-and-Hold Accounts. Clauses (f) and (o) of the definition of “Eligible Account” set forth in Section 1.1 of the Original Loan Agreement are hereby amended and restated, respectively, as follows:

(f) which represents (i) a sale on a bill-and-hold basis, except for Permitted World Cinema Bill-and-Hold Accounts in an aggregate amount not to exceed $200,000 at any time, or (ii) a sale on a guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis or a progress billing under an agreement which requires further performance by such Borrower, is otherwise contingent on Borrower’s completion of any future performance or is subject to any other terms by reason of which the payment by the Account Debtor may be conditioned (it being agreed that Accounts owing by VBrick pursuant to the arrangement in effect on the Agreement Date shall not be considered ineligible under this clause (f)),

(o) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been fully performed by such Borrower, and, if applicable, accepted by the Account Debtor (except for Permitted World Cinema Bill-and-Hold Accounts as specified in clause (f) of this definition), or with respect to which the Account Debtor has revoked its acceptance of any such goods or services,

Section 2.3. Inventory. The last sentence of clause (a) of Section 8.9 of the Original Loan Agreement is hereby amended and restated as follows:

Other than with respect to certain arrangements entered into by the Borrowers in the ordinary course of business with VBrick and World Cinema, Inc. on terms similar to those entered into in the past with VBrick and World Cinema, Inc., no Borrower will sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis.

Article III
CONDITIONS OF EFFECTIVENESS

Section 3.1. Effective Date. This Amendment shall become effective as of the date of this Amendment once the following conditions precedent have been satisfied in full (the “Effective Date”):

(a) Administrative Agent shall have received, at Administrative Agent’s office, a duly executed counterpart of this Amendment, executed by the Credit Parties;

(b) Borrowers shall have paid all reasonable out-of-pocket expenses of the Administrative Agent and Lenders, including reasonable fees and expenses billed to date of Administrative Agent’s outside legal counsel incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby; and

(c) No Default or Event of Default shall have occurred and be continuing.

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Article IV
REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations, Warranties and Additional Covenants of Credit Parties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, each Credit Party represents and warrants to Administrative Agent and the Lenders that:

(a) The representations and warranties of such Credit Party contained in the Original Loan Agreement are true and correct at and as of the time of the effectiveness hereof; provided, however, those representations and warranties containing a reference to a particular date shall continue to be qualified by reference to such date.

(b) Each Credit Party is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party. Each Credit Party has duly taken all limited liability company or corporate (as applicable) action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Credit Party hereunder. The Borrowers are and will continue to be authorized to borrow under the Loan Agreement.

(c) The execution and delivery by each Credit Party of this Amendment, the performance by such Credit Party of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of Applicable Law, or of the certificate of formation or incorporation, bylaws, operating agreement or other charter documents of such Credit Party, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Credit Party, or result in the creation of any Lien upon any assets or properties of such Credit Party. Except for those which have been duly obtained and are in full force and effect, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Credit Party of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

(e) No Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents, and Credit Parties are in full compliance with all covenants and agreements contained therein

Article V
MISCELLANEOUS

Section 5.1. Ratification of Agreement. The Original Loan Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

Section 5.2. Ratification of Guaranty. Far East hereby: (i) confirms and agrees that, notwithstanding this Amendment and consummation of the transactions contemplated hereby, the Guaranty Agreement dated as of December 28, 2016 and executed by Far East (the “Far East Guaranty”) and all of Far East’s covenants, obligations, agreements, waivers and liabilities under the Far East Guaranty continue in full force and effect in accordance with their terms with respect to the obligations guaranteed, as the same may be modified by this Amendment; (ii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in the Far East Guaranty; (iii) reaffirms that Far East’s obligations under the Far East Guaranty are separate and distinct from the obligations of any other party under the Loan Agreement (as modified by this Amendment) and the other Loan Documents; and (iv) waives any defense which might arise due to the execution and delivery of this Amendment, and the performance of the terms hereof or of the Loan Agreement (as modified by this Amendment).

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Section 5.3. Survival of Agreements. All representations, warranties, covenants and agreements of Credit Parties herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Loan Agreement to Administrative Agent shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Credit Party under this Amendment and under the Loan Agreement.

Section 5.4. Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

Section 5.5. Governing Law. This Amendment shall be construed in accordance with the substantive laws of the State of New York and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws without giving effect to the conflicts of laws principles thereof, but including Sections 5.1401 and 5.1402 of the General Obligations Law.

Section 5.6. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed and delivered by facsimile transmission, electronic mail, or other electronic means.

Section 5.7. Release. Each Credit Party, on behalf of itself and, as applicable, such Credit Party’s predecessors, successors, successors-in-interest, partners, members, shareholders, managers, directors, officers, heirs, beneficiaries, agents and assigns (each, a “Releasing Person” and collectively, the “Releasing Persons”): (i) does hereby forever RELEASE, ACQUIT, REMISE and FOREVER DISCHARGE each Lender Party and their respective Affiliates, Equity Interest owners, present and former officers, directors, stockholders, members, managers, employees, attorneys, agents and other representatives, and the respective predecessors, successors, successors-in-interest, assigns, heirs, and representatives of each of the foregoing (each, a “Releasee” and collectively, the “Releasees”) from any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation of the Releasees, or any of them, that any of the Releasing Persons ever had from the beginning of time, may have or hereafter can, may or shall have against the Releasees, or any of them, which have arisen or accrued prior to or as of the date of this Amendment, in each case to the extent in any way relating to or arising out of or in connection with: (a) any of the Obligations or the Loan Documents; (b) any of the transactions consummated under any of the Loan Documents; (c) the making of any Loan or the use of the proceeds thereof; (d) the Collateral; (e) the exercise by any Lender Party of any right or remedy under or with respect to the Loan Documents, the Obligations, or the Collateral; (f) the conduct of the relationship between or among any one or more of the Lender Parties and Credit Parties (or any one or more of them); (g) fraud, dominion, control, alter ego, instrumentality, misrepresentation, NEGLIGENT MISREPRESENTATION, duress, coercion, undue influence, interference, NEGLIGENCE OR GROSS NEGLIGENCE, business interruption or lost profits, slander, libel or damage to reputation; (h) estoppel, promissory estoppel or waiver; (i) usury or penalty or damages therefor, from any advances or loans, or from the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate; (j) intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with governance or prospective business advantage, or mistake; (k) any act, failure to act, event, omission, transfer, payment or transaction occurring on or prior to the date of this Amendment; (l) any fee, penalty or payment charged or paid under or in connection with the Loan Documents or this Amendment; or (m) the negotiation of this Amendment and any Loan Documents (each a “Claim” and collectively, “Claims”) and (ii) does hereby agree and covenant not to assert or prosecute any Claims against any or all of the Releasees.

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THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is duly executed and delivered as of the date first above written.

BLONDER TONGUE LABORATORIES, INC., as a Borrower and a Credit Party

By:	/s/ Eric Skolnik
Name:	Eric Skolnik
Title:	Senior Vice President

R. L. DRAKE HOLDINGS, LLC, as a Borrower and a Credit Party

By:	/s/ Eric Skolnik
Name:	Eric Skolnik
Title:	Member

BLONDER TONGUE FAR EAST, LLC, as a Guarantor and a Credit Party

By:	/s/ Eric Skolnik
Name:	Eric Skolnik
Title:	Member

STERLING NATIONAL BANK, as Administrative Agent, Swing Lender and Lender

By:	/s/ Travis Stauffer
Name:	Travis Stauffer
Title:	First Vice President

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